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                                                                    EXHIBIT 3(B)


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                                    FORM OF

                                    RESTATED
                                    BY-LAWS
                                       OF
                            PHARMACIA & UPJOHN, INC.

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                           Adopted             , 1995
                                      and

                       Effective                   , 1995


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                               TABLE OF CONTENTS


SECTION                                                                                    PAGE
------                                                                                     ----
                                         ARTICLE I
                                          OFFICES
 1.01.  Registered Office..............................................................       4
 1.02.  Other Offices..................................................................       4

                                         ARTICLE II
                                 MEETINGS OF STOCKHOLDERS
 2.01.  Annual Meetings................................................................       4
 2.02.  Stockholder Proposals and Nominations for Directors............................       4
 2.03.  Special Meetings...............................................................       5
 2.04.  Notice of Meetings.............................................................       5
 2.05.  Waiver of Notice...............................................................       5
 2.06.  Adjournments...................................................................       5
 2.07.  Quorum.........................................................................       6
 2.08.  Voting.........................................................................       6
 2.09.  Proxies........................................................................       6
 2.10.  No Stockholders' Consent in Lieu of Meeting....................................       6
 2.11.  Organization...................................................................       6
 2.12.  Inspectors.....................................................................       6
 2.13.  Fixing Date for Determination of Stockholders of Record........................       7
 2.14.  List of Stockholders Entitled to Vote..........................................       7

                                        ARTICLE III
                                    BOARD OF DIRECTORS
 3.01.  General Powers.................................................................       7
 3.02.  Number and Term of Office......................................................       7
 3.03.  The Chairman...................................................................       8
 3.04.  Mandatory Retirement...........................................................       8
 3.05.  Resignation....................................................................       8
 3.06.  Removal........................................................................       8
 3.07.  Vacancies......................................................................       8
 3.08.  Meetings.......................................................................       9
 3.09.  Directors' Consent in Lieu of Meeting..........................................       9
 3.10.  Action by Means of Telephone or Similar Communications Equipment...............       9
 3.11.  Compensation...................................................................       9

                                        ARTICLE IV
                                        COMMITTEES
 4.01.  Executive Committee............................................................      10
 4.02.  Audit Committee................................................................      10
 4.03.  Compensation Committee.........................................................      10
 4.04.  Nominating Committee...........................................................      11
 4.05.  Committee Members, Chairman, Books and Records.................................      11
 4.06.  Alternates.....................................................................      11
 4.07.  Other Committees...............................................................      11
 4.08.  Quorum and Manner of Acting....................................................      12

                                        ARTICLE V
                                         OFFICERS
 5.01.  Officers.......................................................................      12
 5.02.  Authority and Duties...........................................................      12

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
SECTION                                                                                    PAGE
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
 5.03.  Mandatory and Voluntary Retirement.............................................      12
 5.04.  Term of Office, Resignation and Removal........................................      12
 5.05.  Vacancies......................................................................      12
 5.06.  The President and Chief Executive Officer......................................      12
 5.07.  The Executive Vice Presidents..................................................      13
 5.08.  Vice Presidents................................................................      13
 5.09.  The Secretary..................................................................      13
 5.10.  Assistant Secretaries..........................................................      13
 5.11.  The Treasurer..................................................................      13
 5.12.  Assistant Treasurers...........................................................      13

                                          ARTICLE VI
                                DIVIDENDS, FINANCE, AND PROXIES
 6.01.  Dividends......................................................................      13
 6.02.  Checks, Drafts and Notes.......................................................      13
 6.03.  Execution of Proxies...........................................................      14

                                          ARTICLE VII
                                SWEDISH DEPOSITARY SHARES PROGRAM
 7.01.  SDSs and Swedish Holders.......................................................      14

                                         ARTICLE VIII
                                    REPORTING REQUIREMENTS
 8.01.  Shareholder Communications.....................................................      14

                                         ARTICLE IX
                                SHARES AND TRANSFERS OF SHARES
 9.01.  Certificates Evidencing Shares.................................................      14
 9.02.  Stock Ledger...................................................................      14
 9.03.  Transfers of Shares............................................................      14
 9.04.  Addresses of Stockholders......................................................      14
 9.05.  Lost, Destroyed and Mutilated Certificates.....................................      15
 9.06.  Regulations....................................................................      15

                                         ARTICLE X
                                           SEAL
10.01.  Seal...........................................................................      15

                                         ARTICLE XI
                                         FISCAL YEAR
11.01.  Fiscal Year....................................................................      15

                                         ARTICLE XII
                                INDEMNIFICATION AND INSURANCE
12.01.  Indemnification................................................................      15
12.02.  Insurance for Indemnification..................................................      17

                                         ARTICLE XIII
                                          AMENDMENTS
13.01.  Amendments.....................................................................      17


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                                    BY-LAWS
                                       OF
                            PHARMACIA & UPJOHN, INC.

                                   ARTICLE I

                                    OFFICES

     SECTION 1.01. Registered Office. The registered office of Pharmacia & Upjohn, Inc. (the "Corporation") in the State of Delaware shall be at the principal office of The Corporation Trust Company in the City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be The Corporation Trust Company.


     SECTION 1.02. Other Offices. The Corporation shall establish and maintain its global corporate management center in or proximate to London, England and shall maintain regional headquarters in Kalamazoo, Michigan, U.S.A., and Stockholm, Sweden. The Corporation may also have an office or offices at any other place or places within or without the State of Delaware as the Board of Directors of the Corporation (the "Board") may from time to time determine or the business of the Corporation may from time to time require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     SECTION 2.01. Annual Meetings. (a) The annual meeting of record holders (a "Stockholder") of shares of the Corporation issued and outstanding (the "Shares") of the Corporation shall be held on the third Tuesday in April of each year, if not a legal holiday, but if a legal holiday, then on the day following, or on such other day following, or on such other date as shall be set forth in the notice of annual meeting approved by the Board and provided to Stockholders.

     (b) The annual meeting of the Stockholders for 1996 shall be held in either Sweden or the U.S., as determined by the Board of Directors, and thereafter the location of the annual meetings shall alternate between Sweden and the United States. Wherever located, provision shall be made for Stockholders located in the other location to participate in the annual meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

     (c) At any such annual meeting, only such business shall be conducted as shall have been brought before the meeting (x) by or at the direction of the Board or (y) by any Stockholder entitled to vote thereat that complies with the procedures set forth in Section 2.02 hereof.

     SECTION 2.02. Stockholder Proposals and Nominations for Directors. (a) Any Stockholder entitled to vote at such annual meeting may propose business (other than nominations for the election of Directors of the Corporation (the "Directors") to be included in the agenda of such meeting only if written notice of such Stockholder's intent is given to the Secretary of the Corporation (the "Secretary"), either personally or by mail, postage prepaid, not earlier than 90 days nor later than 60 days in advance of the anniversary of the date of the immediately preceding annual meeting or if the date of the annual meeting occurs more than 30 days before or 60 days after the anniversary of such immediately preceding annual meeting, not later than the close of business on the later of
(A) the sixtieth day prior to such annual meeting and (B) the tenth day following the date on which public announcement of the date of such meeting is first made. A Stockholder's notice to the Secretary shall set forth in writing as to each business matter such Stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation's books, of the Stockholder proposing such business, (C) the class and number of Shares that are beneficially owned by the Stockholder, and (D) any material interest of the Stockholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.02(a). The officer of the Corporation or other person presiding at the annual meeting shall, if the facts so warrant, determine and

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declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.02(a), and, if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     (b) Nominations for the election of Directors may be made by the Board or any Stockholder entitled to vote for the election of Directors. Any Stockholder entitled to vote for the election of Directors at the annual meeting of the Stockholders of the Corporation, may nominate a person or persons for election as a Director only if written notice of such Stockholder's intent to make such nomination is given to the Secretary in accordance with the procedures set forth in this Section 2.02(a). Each such notice shall set forth the name and address of the Stockholder who intends to make the nomination and of the person or persons to be nominated for election as a Director; a representation that the Stockholder is a holder of record of Shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; a description of all arrangements or understandings between the Stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations for election as a Director are to be amended by the Stockholder; such other information regarding each nominee proposed by such Stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission (the "SEC") if such nominee had been nominated, or was intended to be nominated, for election as a Director by the Board; and the consent of each nominee to serve as a Director of the Corporation if so elected. The Board may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

     (c) For purposes of this Section 2.02, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable Swedish or United States news service or in a document publicly filed by the Corporation with the Stockholm Stock Exchange (the "SSE") and the SEC pursuant to Section 13, 14 or 15(d) of the United States Securities Exchange Act of 1934, as amended.

     SECTION 2.03. Special Meetings. Special meetings of Stockholders for any purpose or purposes may be called by the Chairman of the Board (the "Chairman"), the President and Chief Executive Officer, or a majority of the Directors.

     SECTION 2.04. Notice of Meetings. Except as otherwise provided by law, written notice of each annual or special meeting of Stockholders stating the place, date and time of such meeting and, in the case of a special meeting, the purpose or purposes for which such meeting is to be held, shall be given by first class mail (airmail in the case of international communications) by the Corporation to the Stockholders not less than 10 nor more than 60 days before the date of such meeting. The Corporation shall use all reasonable efforts to cause the bank acting as the depositary (the "Depositary") with respect to the Swedish Depositary Shares representing shares of common stock of the Corporation (the "SDSs") or its designee to mail such notice in Sweden to record holders (the "Swedish Holders") of SDSs. If mailed, such notice shall be deemed to be given when deposited in the United States or (in the case of mailing by the Depositary) Swedish mail, postage prepaid, directed to the Stockholder or Swedish Holder at such Stockholder or Swedish Holder's address as it appears on the records of the Corporation or the Depositary, as the case may be.

     SECTION 2.05. Waiver of Notice. Notice of any annual or special meeting of Stockholders need not be given to any Stockholder that files a written waiver of notice with the Secretary, signed by the person entitled to notice, whether before or after such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of Stockholders need be specified in any written waiver of notice thereof. Attendance of a Stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the notice of such meeting was inadequate or improperly given.

     SECTION 2.06. Adjournments. Whenever a meeting of Stockholders, annual or special, is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than

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30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder entitled to vote thereat. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     SECTION 2.07. Quorum. Except as otherwise provided by law or the Certificate of Incorporation of the Corporation, as the same may be amended and/or restated from time to time (the "Certificate of Incorporation") or elsewhere in these By-Laws, the record holders of a majority of the Shares of the Corporation entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of Stockholders, whether annual or special. If, however, such quorum shall not be present in person or by proxy at any meeting of Stockholders, the Stockholders entitled to vote thereat may adjourn the meeting from time to time in accordance with Section 2.05 hereof until a quorum shall be present in person or by proxy.

     SECTION 2.08. Voting. Except as otherwise provided in the Certificate of Incorporation, each Stockholder shall be entitled to one vote for each Share held by such Stockholder. Except as otherwise provided by law or the Certificate of Incorporation or these By-Laws, when a quorum is present at any meeting of Stockholders, the vote of the record holders of a majority of the Shares constituting such quorum shall decide any question brought before such meeting. Voting at any meeting of the Stockholders need not be by written ballot unless the holders of a majority of the Shares present in person or by proxy at such meeting shall so determine.

     SECTION 2.09. Proxies. Each Stockholder entitled to vote at a meeting of Stockholders may authorize another person or persons to act for such Stockholder by proxy. Such proxy shall be filed with the Secretary before such meeting of Stockholders, at such time as the Board may require. No proxy shall be voted or acted upon more than three years from its date, unless the proxy provides for a longer period.

     SECTION 2.10. No Stockholders' Consent in Lieu of Meeting. Any action required or permitted to be taken by the Stockholders of the Corporation must be effected at a duly called annual meeting or special meeting of such Stockholders and may not be effected by any consent in writing by any such Stockholders.

     SECTION 2.11. Organization. Meetings of Stockholders shall be presided over by the Chairman, or in the absence of the Chairman by the President and Chief Executive Officer, or in the absence of the President and Chief Executive Officer by an Executive Vice President, or in the absence of the foregoing persons by a chairman designated by the Board, or in the absence of such designation by a chairman chosen at the meeting. The Secretary of the Corporation (the "Secretary"), or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

     SECTION 2.12. Inspectors. Prior to any meeting of Stockholders, the Board or the President and Chief Executive Officer shall appoint one or more inspectors to act at such meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of Stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain the number of Shares and the voting power of each, determine the Shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of Shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons to assist them in the performance of their duties. The date and time of the opening and closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted therewith, any information provided by a Stockholder who submits a proxy by telegram, cablegram or other electronic transmission from which it can be determined that the proxy was authorized by the Stockholder, ballots and

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the regular books and records of the Corporation, and they may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the Stockholder holds of record. If the inspectors consider other reliable information for such purpose, they shall, at the time they make their certification, specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

     SECTION 2.13. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

     In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

     SECTION 2.14. List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least 10 days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of Shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any Stockholder who is present.

                                  ARTICLE III

                               BOARD OF DIRECTORS

     SECTION 3.01. General Powers. The business and affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by Stockholders.

     SECTION 3.02. Number and Term of Office. The number of Directors shall not be less than eight nor more than sixteen, with the number fixed from time to time by the Board. At least half of the Directors shall be independent Directors as such term is used in Rule 303 of the Rules of the New York Stock Exchange as in existence on the date hereof, or as amended from time to time hereafter (the "Independent Directors"). Directors need not be Stockholders. Until the election of Directors at the annual meeting of Stockholders held in 2001, one-half of the Directors shall be citizens of Canada or the United States (the "U.S. Directors") and one-half of the Directors shall be nationals of Sweden or member states of the European Union (the

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"European Directors"). The Board shall be divided into three classes, each class to have, as near as may be possible, an equal number of Directors and an equal number of U.S. Directors and European Directors such that, although each class may not have equal numbers of U.S. Directors and European Directors, the Board shall include an equal number of U.S. Directors and European Directors. The term of office of Directors of the first class shall expire at the annual meeting of Stockholders held in 1996; the term of office of Directors of the second class shall expire at the annual meeting of Stockholders held in 1997; and the term of office of Directors of the third class shall expire at the annual meeting of Stockholders held in 1998. Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, the Directors shall be elected at an annual meeting of the Stockholders at which a quorum is present. Directors shall be elected by a plurality of the votes of the Shares present in person or represented by proxy and entitled to vote on the election of Directors. At each annual meeting of Stockholders, Directors of the class whose term then expires shall be elected for a full term of three years to succeed the Directors of such class, so that the term of office of the Directors of one class shall expire in each year; provided, however, that nothing herein shall be construed to prevent
(i) the election of a Director to succeed him or herself, or (ii) the election of a Director for the remainder of an unexpired term in the class of Directors to which he or she is elected.

     SECTION 3.03. The Chairman. (a) (i) Until the annual meeting of Stockholders at which Directors are elected in 2001, the Chairman and the President and Chief Executive Officer may not both be citizens of Canada or the United States and may not both be nationals of Sweden or member states of the European Union, and (ii) the Chairman and the President and Chief Executive Officer may not be the same person unless otherwise approved by 80% of the Directors.

     (b) The Chairman shall have authority to sign and acknowledge in the name and on behalf of the Corporation all stock certificates, contracts or other documents and instruments except when the signing thereof shall be expressly delegated to an officer or agent by the Board or required by law to be otherwise signed or executed and, unless otherwise provided by law or by the Board shall authorize any officer, employee or agent of the Corporation to sign, execute and acknowledge in his or her place and stead all such documents and instruments.

     (c) The Chairman shall be a non-executive chairman of the Board who shall devote such time as may be required to fulfill his or her obligations as Chairman. The Chairman may hold such responsibilities with respect to the governance of the Corporation as from time to time may be assigned by the Board or the Executive Committee.

     SECTION 3.04. Mandatory Retirement. No Director of the Corporation shall continue to remain a Director beyond the annual meeting of Stockholders at which Directors are elected next following or coinciding with his or her attaining age 70; provided, however, that any Director who is a Director at the time these By-Laws first become effective may continue to remain a Director until the first day of the month following or coinciding with his or her attaining age 72.

     SECTION 3.05. Resignation. Any Director may resign at any time by giving written notice to the Board, the Chairman or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the Chairman or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

     SECTION 3.06. Removal. Any or all of the Directors may be removed for due cause by vote of the record holders of a majority of the holders of Shares entitled to vote thereon at a meeting of the Stockholders; provided, however, that no such removal can be made at such meeting unless the notice thereof specifies such removal and the reasons therefor as one of the matters that will be considered at said meeting.

     SECTION 3.07. Vacancies. Newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the

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

vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director.

     SECTION 3.08. Meetings. (a) Annual Meetings. As soon as practicable after each annual election of Directors by the Stockholders, the Board shall meet for the purpose of organization, election of a Chairman and officers of the Corporation, and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 3.09 hereof.

     (b) Other Meetings. Other meetings of the Board shall be held at such times as the Chairman, the President and Chief Executive Officer, the Secretary, and any two European Directors or two U.S. Directors shall from time to time determine.

     (c) Notice of Meetings. The Secretary shall give written notice to each Director of each meeting of the Board, which notice shall state the place, date, time and purpose of such meeting. Notice of each such meeting shall be given to each Director, if by mail, addressed to him or her at his or her residence or usual place of business, at least five days before the day on which such meeting is to be held, or shall be sent to him or her at such place by telecopy, telegraph, cable, or other form of recorded communication, or be delivered personally or by telephone not later than three days before the day on which such meeting is to be held. A written waiver of notice, signed by the Director entitled to notice, whether before or after the time of the meeting referred to in such waiver, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of any meeting of the Board need be specified in any written waiver of notice thereof. Attendance of a Director at a meeting of the Board shall constitute a waiver of notice of such meeting, except as provided by law.

     (d) Quorum and Manner of Acting. Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, a majority of the Directors then in office shall constitute a quorum at any meeting of the Board, and the Board shall act only when a quorum is present. Except as otherwise provided in these By-Laws, a majority of the quorum shall decide any questions that come before the meeting.

     (e) Place of Meetings. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board or the Chairman may from time to time determine, or as shall be designated in the respective notices or waivers of notice of such meetings.

     (f) Organization. At each meeting of the Board, the Chairman or, in his or her absence, the President and Chief Executive Officer or, if both of such persons are absent, a chairman chosen by a majority of the Directors present shall act as chairman of the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

     SECTION 3.09. Directors' Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the members of the Board or such committee and such consent is filed with the minutes of the proceedings of the Board or such committee.

     SECTION 3.10. Action by Means of Telephone or Similar Communications Equipment. In accordance with standards established by the Executive Committee, any one or more members of the Board, or of any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

     SECTION 3.11. Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board may determine the compensation of Directors. In addition, as determined by the Board, Directors may be reimbursed by the Corporation for their expenses, if any, in the performance of their duties as Directors. No such compensation or reimbursement shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                   COMMITTEES

     SECTION 4.01. Executive Committee. The Board may, in its discretion, designate annually an Executive Committee (the "Executive Committee") consisting of any even number of Directors, but in any event not fewer than four Directors as it may from time to time determine. The committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it, but the committee shall have no power or authority to amend the Restated Certificate of Incorporation (except that the committee may, to the extent authorized in the resolution or resolutions providing for the issuance of any shares of the Corporation adopted by the Board, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, for the exchange of such shares for shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopt an agreement of merger or consolidation, recommend to the Stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommend to the Stockholders a dissolution of the Corporation or a revocation of a dissolution, amend the By-Laws of the Corporation, elect officers or fill vacancies on the Board or any committee of the Board, declare a dividend, authorize the issuance of stock, or such other powers as the Board may from time to time eliminate. The Executive Committee shall report its activities to the Board on a regular basis.

     SECTION 4.02. Audit Committee. The Board shall designate annually an Audit Committee (the "Audit Committee") consisting of an even number of Directors, but in any event not fewer than two Directors as it may from time to time determine, all of whom shall be Independent Directors, to assist the Board in fulfilling its responsibilities with respect to overseeing the accounting, auditing and financial reporting practices and the internal control policies and procedures of the Corporation.

     Specifically, the Audit Committee is authorized and directed on behalf of the Board to:

          (a) Review with the independent accountants the Corporation's financial statements, basic accounting and financial policies and practices, competency or control personnel, standard and special tests used in verifying the Corporation's statements of account and in determining the soundness of the Corporation's financial condition and report to the Board the results of such reviews.

          (b) Review the policies and practices pertaining to publication of quarterly and annual statements to assure consistency with audited results and the implementing of policies and practices recommended by the independent accountants.

          (c) Ensure that suitable independent audits are made of the operations and results of subsidiary Corporations and affiliates.

          (d) Review and approve the audit program to be conducted by the Corporation's internal auditors and the results of completed audits.

          (e) Review the nature of, and fees charged for, all audit and non-audit services performed by the Corporation's independent auditing firm.

          (f) Employ, at its discretion, independent auditors and legal counsel, at the expense of the Corporation, to assist the committee in performing the responsibilities delegated to it in this section and conduct any additional reviews, discussions or investigations which in its discretion would be of assistance in fulfilling its responsibilities under this section.

          (g) Monitor compliance with the Corporation's code of business conduct, and such other duties, functions and powers as the Board may from time to time prescribe.

     SECTION 4.03. Compensation Committee. The Board may, in its discretion, designate annually a Compensation Committee (the "Compensation Committee") consisting of an even number of Directors, but in any event not fewer than four Directors, as it may from time to time determine. The Compensation Committee shall review, report and make recommendations to the Board on the following matters:

          (a) The compensation of Directors and all corporate officers of the Corporation and its principal operating subsidiaries reporting directly to the President and Chief Executive Officer following an annual review of management's recommendations for the individuals involved. If circumstances involving individuals require a salary adjustment between such reviews, a recommendation may be made directly to the Board by the President and Chief Executive Officer without the necessity of a meeting of the Compensation Committee.

          (b) Management recommendations for individual stock options to be granted under existing stock option plans to key executives of the Corporation and its subsidiary companies.

          (c) The performance of the trustee of the Corporation's pension trust fund and any proposed change in the investment policy of the trustee with respect to such fund.


          (d) Any proposed stock option plans, stock purchase plans, retirement plans and any other plans, systems and practices of the Corporation relating to the compensation of any employees of the Corporation, any proposed plans of any subsidiary company involving the issuance or purchase of capital stock of the Corporation.


          (e) Such other matters as the Board may from time to time prescribe.

     SECTION 4.04. Nominating Committee. The Board may, in its discretion, designate annually a Nominating Committee (the "Nominating Committee") consisting of an even number of Directors, but in any event not fewer than four Directors, as it may from time to time determine. The Nominating Committee shall review, report and make recommendations to the Board on the following matters:

          (a) The size and composition of the Board and nominees for Directors; evaluation of the performance of the officers of the Corporation and, together with management, the selection and recommendation to the Board of appropriate individuals for election, appointment and promotion as officers of the Corporation with a view to ensuring the continuity of able, capable management.

          (b) Such other matters as the Board may from time to time prescribe.


     SECTION 4.05. Committee Members, Chairman, Books and Records. Until the annual meeting of Stockholders at which Directors are elected in 2001, (a) one-half of the members of each committee will be citizens of Canada or the United States and one-half of the members of each committee will be nationals of Sweden or member states of the European Union, (b) a U.S. Director shall be the chairman of each of the Nominating Committee and the Compensation Committee, (c) the Chairman shall be the chairman of the Executive Committee and (d) a European Director shall be the chairman of the Audit Committee. Each committee shall fix its own rules of procedure and shall meet at such times and places and upon such call or notice as shall be provided by such rules. It shall keep a record of its acts and minutes of its proceedings, and all action of the committee shall be reported to the Board at the next meeting of the Board.


     SECTION 4.06. Alternates. Alternate members of the committees prescribed by this Article IV may be designated by the Board from among the Directors to serve as occasion may require. Whenever a quorum cannot be secured for any meeting of any such committees from among the regular members thereof and designated alternates, the member or members of such committee present at such meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another qualified member of the Board to act at the meeting in the place of such absent or disqualified member.

     Alternative members of such committees shall receive a reimbursement for expenses and compensation at the same rate as regular members of such committees.

     SECTION 4.07. Other Committees. The Board may create such other committees, each to consist of any even number of Directors, as it may from time to time determine, and each such committee shall serve for such term and shall have and may exercise, during intervals between meetings of the Board, such duties, functions and powers as the Board may from time to time prescribe. In the Board's discretion, any such committee may have among its members any number of executive officers.

     SECTION 4.08. Quorum and Manner of Acting. At each meeting of any committee the presence of a majority of the members of such committee, whether regular or alternate, shall be necessary to constitute a quorum for the transaction of business, and if a quorum is present the concurrence of a majority of those present shall be necessary for the taking of any action; provided, however, that no action may be taken by the Executive Committee when two or more officers of the corporation are present as members at a meeting of either such committee unless such action shall be concurred in by the vote of two or more members of such committee who are not officers of the Corporation.

                                   ARTICLE V

                                    OFFICERS

     SECTION 5.01. Officers. The officers of the Corporation shall be the President and Chief Executive Officer, such Executive Vice Presidents, the Secretary, and a Treasurer and may include one or more Vice Presidents as the Board may appoint from time to time, one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person.

     SECTION 5.02. Authority and Duties. All officers shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-Laws or, to the extent not so provided, by resolution of the Board.

     SECTION 5.03. Mandatory and Voluntary Retirement. Each Officer shall tender his or her resignation to the President and Chief Executive Officer, effective as of the first day of the month following or coinciding with his or her attaining age 65.

     SECTION 5.04. Term of Office, Resignation and Removal. (a) The President and Chief Executive Officer and the Executive Vice Presidents shall be appointed by the Board and all other officers shall be nominated by the Chairman and the President and Chief Executive Officer jointly and appointed by the Board. Each officer shall hold office for such term as may be determined by the Board.

     (b) Any officer may resign at any time by giving written notice to the Board, the Chairman, the President and Chief Executive Officer or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the Chairman, the President and Chief Executive Officer or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

     (c) Any officer elected or appointed by the Board may be removed by the Board at any time, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not itself create contractual rights.

     SECTION 5.05. Vacancies. Any vacancy occurring in any office of the Corporation, for any reason, shall be filled by the Board or the Chairman and the President and Chief Executive Officer in the same manner as set forth in
Section 5.04, as the case may be. Unless earlier removed pursuant to Section
5.04 hereof, any officer appointed to fill any such vacancy shall serve only until such time as the unexpired term of his or her predecessor expires unless reappointed.

     SECTION 5.06. The President and Chief Executive Officer. The President and Chief Executive Officer shall, in the absence of the Chairman, preside at all meetings of the Stockholders and of the Board. The President and Chief Executive Officer shall be the Chief Executive Officer and shall have general charge and supervision of the business of the Corporation and, in general, shall perform all duties incident to the office of chief executive officer or president of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board or as may be provided by law. The President and Chief Executive Officer shall have authority to sign and acknowledge in the name and on behalf of the Corporation all stock certificates, contracts or other documents and instruments and, unless otherwise provided by law or by the

Board, may authorize any officer, employee or agent of the Corporation to sign, execute and acknowledge in his place and stead all such documents and instruments.

     SECTION 5.07. The Executive Vice Presidents. Executive Vice Presidents shall generally assist, and report to, the President and Chief Executive Officer and perform such other duties as the Board or the President and Chief Executive Officer shall prescribe.

     SECTION 5.08. Vice Presidents. Vice Presidents shall perform such duties as the President and Chief Executive Officer shall prescribe.

     SECTION 5.09. The Secretary. The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of Stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform the same duties for any committee of the Board when so requested by such committee. He or she shall give or cause to be given notice of all meetings of Stockholders and of the Board, shall perform such other duties as may be prescribed by the Board, the Chairman or the President and Chief Executive Officer and shall act under the supervision of the Chairman and the President and Chief Executive Officer. He or she shall keep in safe custody the seal of the Corporation and affix the same to any instrument that requires that the seal be affixed to it and which shall have been duly authorized for signature in the name of the Corporation and, when so affixed, the seal shall be attested by his or her signature or by the signature of the Treasurer of the Corporation or an Assistant Secretary or Assistant Treasurer of the Corporation. He or she shall keep in safe custody the certificate books and stockholder records and such other books and records of the Corporation as the Board, the Chairman or the President and Chief Executive Officer may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board, the Chairman or the President and Chief Executive Officer.

     SECTION 5.10. Assistant Secretaries. Assistant Secretaries of the Corporation, if any, shall generally assist the Secretary and perform such other duties as the Board or the Secretary shall prescribe, and, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.

     SECTION 5.11. The Treasurer. The Treasurer of the Corporation shall have the care and custody of all the funds of the Corporation and shall deposit such funds in such banks or other depositories as the Board, or any officer or officers, or any officer and agent jointly, duly authorized by the Board, shall, from time to time, direct or approve. He or she shall disburse the funds of the Corporation under the direction of the Board, the Chairman and the President and Chief Executive Officer. He or she shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his or her accounts whenever the Board, the Chairman or the President and Chief Executive Officer shall so request. He or she shall perform all other necessary actions and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. When required by the Board, he or she shall give bonds for the faithful discharge of his or her duties in such sums and with such sureties as the Board shall approve.

     SECTION 5.12. Assistant Treasurers. Assistant Treasurers of the Corporation shall generally assist the Treasurer and perform such other duties as the Board or the Treasurer shall prescribe, and, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.

                                   ARTICLE VI

                        DIVIDENDS, FINANCE, AND PROXIES

     SECTION 6.01. Dividends. Dividends shall be declared only out of any assets or funds of the Corporation legally available for the payment of dividends at such times as the Board shall direct. Dividends shall be paid to holders of the Shares in U.S. dollars. The Corporation shall make such arrangements as are necessary or appropriate to ensure that all dividends payable to Swedish Holders are paid in Swedish kronor.

     SECTION 6.02. Checks, Drafts and Notes. All checks, drafts and other orders for the payment of money, notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined, from time to time, by resolution of the Board.

     SECTION 6.03. Execution of Proxies. The President and Chief Executive Officer shall have the power and authority to transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy or consent with respect to any such securities. All such proxies and consents, unless otherwise authorized by the Board, shall be signed in the name of the Corporation by the President and Chief Executive Officer or his or her designee.

                                  ARTICLE VII

                       SWEDISH DEPOSITARY SHARES PROGRAM

     SECTION 7.01. SDSs and Swedish Holders. The Corporation shall use all reasonable efforts to maintain the listing and index membership of its SDSs in Sweden and its SDSs on the "A" list as such term is used by the SSE. The Corporation shall use all reasonable efforts to establish arrangements such that the Swedish Holders shall have the opportunity to exercise such rights with respect to the Corporation as would be exercisable by such Swedish Holders if they held shares of common stock of the Corporation directly.

                                  ARTICLE VIII

                             REPORTING REQUIREMENTS

     SECTION 8.01. Shareholder Communications. All communications to Stockholders shall be made available in both the English and Swedish languages, including, without limitation, the annual and any semiannual or quarterly reports of the Corporation, and financial statements, and all such communications shall be made available to all Swedish Holders.

                                   ARTICLE IX

                         SHARES AND TRANSFERS OF SHARES

     SECTION 9.01. Certificates Evidencing Shares. The shares of the Corporation shall be evidenced by certificates in such form or forms as shall be approved by the Board. Certificates shall be signed by the Chairman or the President and Chief Executive Officer and by the Secretary or any Assistant Secretary. Any signature on a certificate may be a facsimile. In the event any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office or to be employed by the Corporation before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such officer had held such office on the date of issue.

     SECTION 9.02. Stock Ledger. A stock ledger in one or more counterparts shall be kept by the Secretary, in which shall be recorded the name and address of each person, firm or corporation owning the shares evidenced by each certificate evidencing shares issued by the Corporation, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares stand on the stock ledger of the Corporation shall be deemed the owner and record holder thereof for all purposes.

     SECTION 9.03. Transfers of Shares. Registration of transfers of shares shall be made only in the stock ledger of the Corporation upon request of the registered holder of such shares, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and upon the surrender of the certificate or certificates evidencing such shares properly endorsed or accompanied by a stock power duly executed, together with such proof of the authenticity of signatures as the Corporation may reasonably require.

     SECTION 9.04. Addresses of Stockholders. Each Stockholder and Swedish Holder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to such Stockholder or Swedish Holder, as the case may be, and, if any Stockholder shall fail to so designate such an address, corporate notices may be served upon such Stockholder by mail directed to the mailing address, if any, as the same appears in the stock ledger of the Corporation or at the last known mailing address of such Stockholder or Swedish Holder, as the case may be.

     SECTION 9.05. Lost, Destroyed and Mutilated Certificates. Each Stockholder shall promptly notify the Corporation of any loss, destruction or mutilation of any certificate or certificates evidencing any share or shares of which he is the recordholder. The Board may, in its discretion, cause the Corporation to issue a new certificate in place of any certificate theretofore issued by it and alleged to have been mutilated, lost, stolen or destroyed, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction, and the Board may, in its discretion, require the recordholder of the shares evidenced by the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify the Corporation against any claim made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

     SECTION 9.06. Regulations. The Board may make such other rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificates evidencing shares.

                                   ARTICLE X

                                      SEAL

     SECTION 10.01. Seal. The Board may approve and adopt a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the words "Corporate Seal Delaware".

                                   ARTICLE XI

                                  FISCAL YEAR

     SECTION 11.01. Fiscal Year. The fiscal year of the Corporation shall end on the thirty-first day of December of each year.

                                  ARTICLE XII

                         INDEMNIFICATION AND INSURANCE

     SECTION 12.01. Indemnification. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 12.01(a) and (b) of these By-Laws, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     (d) Any indemnification under Sections 12.01(a) and (b) of these By-Laws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 12.01(a) and (b) of these By-Laws. Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (iii) by the Stockholders of the Corporation.


     (e) A Director of this Corporation shall not be liable to the Corporation or its Stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its Stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (ii) under Section 174 of the General Corporation Law of the State of Delaware (the "General Corporation Law"), or (iv) for any transaction from which the Director derived an improper personal benefit.


     (f) Expenses (including attorneys' fees) incurred by an officer or Director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation, as the Board deems appropriate, in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation pursuant to this Article XII. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

     (g) The indemnification and advancement of expenses provided by, or granted pursuant to, other Sections of this Article XII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

     (h) For purposes of this Article XII, references to "the Corporation" shall include, in addition to the Corporation, any constituent corporation, including Pharmacia Aktiebolag ("Pharmacia"), The Upjohn Company ("Upjohn") and any companies to which Pharmacia and Upjohn had previously extended rights similar to those afforded by this Article XII which would have had power and authority to indemnify its Directors, officers, employees or agents so that any person who is or was a Director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article XII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this Article XII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a Director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such Director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article XII.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 12.02. Insurance for Indemnification. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, is entitled to indemnification under the Corporation's Restated Certificate of Incorporation against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the General Corporation Law.

                                  ARTICLE XIII

                                   AMENDMENTS

     SECTION 13.01. Amendments. (a) Except as provided in paragraph (b) below, any By-Law (including these Restated By-Laws) may be adopted, amended or repealed by the Stockholders, or by vote of the Board or by a written consent of Directors pursuant to Section 3.09 hereof.


     (b) Notwithstanding paragraph (a) above, (i) any amendment, alteration, change or repeal in any respect of any provision of the first sentence of
Section 1.02, Section 3.02, Sections 3.03(a) and (c), the first sentence of
Section 4.05, Section 6.01, Article VII and Article VIII shall require the affirmative vote of 80% of all the Directors or the affirmative vote of 66-2/3% of the then outstanding shares of capital stock of the Corporation entitled to vote on matters submitted to stockholder of the Corporation (the "Voting Stock", and a "Supermajority Vote"); (ii) any amendment, alteration, change or repeal in any respect of any provision of Section 2.01(b) shall require the affirmative vote of 80% of the Directors or a Supermajority Vote, provided, however, that in the event that (X) the number of persons that are residents in or nationals of Sweden holding Shares, whether directly or as SDSs (the "Swedish Persons"), falls below 5% of the total number of persons holding Voting Stock or (Y) such Swedish Persons cease to beneficially own at least 5% of the Voting Stock (including shares held by the Depositary), then any such amendment, alteration, change or repeal in any respect of any of these provisions shall require the affirmative vote of a majority of the Directors or the affirmative vote of the holders of a majority of the Voting Stock; and (iii) any amendment, alteration, change or repeal in any respect of Section 13.01(a) hereof or subparagraphs (i) or (ii) of this Section 13.01(b) shall require the affirmative vote of 80% of all the Directors or a Supermajority Vote.


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